EXHIBIT 32.3
Certification of Executive Vice President and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, As Adopted
Pursuant to Section 906 of Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Danvers Bancorp, Inc. (the “Company”) for the Three Months Ended March 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I hereby certify, to the best knowledge and belief of the signatory, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.
The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company as of, and for, the period covered by the Report.

This statement is authorized to be attached as an exhibit to the Report so that this statement will accompany the Report at such time as the Report is filed with the Securities and Exchange Commission, pursuant to Section 906 of the Sarbanes-Oxley Act of 2202, 18 U.S.C. Section 1350.  It is not intended that this statement be deemed to be filed for purposes of the Securities and Exchange Act of 1934, as amended.

A signal original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date:                      May 8, 2009

/s/	L. Mark Panella
L. Mark Panella
Executive Vice President and Chief Financial Officer